Exhibit 99.1

Mindy Grossman to Step Down as CEO of HSNi After Transition Period

Board Has Initiated A Search for a New CEO and Established an Office of the Chief Executive to Serve Until a Successor is Named

HSNi provides selected first-quarter preliminary financial results, including EPS of $0.40

ST. PETERSBURG, Fla., April 26, 2017 (GLOBE NEWSWIRE) -- Interactive multichannel retailer HSN, Inc. (NASDAQ:HSNI) announced today that Mindy Grossman will step down as chief executive officer in order to assume a leadership position with another public company.

Grossman’s resignation will be effective on May 24, 2017, and she will not stand for election to the Board of Directors at the Annual Meeting of Shareholders on the same date. In the interim, she will work with senior management and the Board to ensure a smooth transition. The Board has retained a national search firm to assist with the search for a successor that will include both internal and external candidates.

In addition, the Board has established the Office of the Chief Executive whose members will manage the company’s day-to-day operations and engage with the Board on a regular basis until a successor is named. The Office of the Chief Executive will consist of Rod R. Little, Chief Financial Officer; William C. Brand, Chief Marketing Officer of HSNi and President of HSN; and Judy A. Schmeling, Chief Operating Officer of HSNi and President of Cornerstone Brands, Inc.

Chairman of the Board Arthur C. Martinez said, “On behalf of the Board, we thank Mindy for her visionary leadership and many contributions to our company during a transformative period in its history. She has been a committed partner to the Board in the development of important initiatives that have created a solid foundation for the future. We will miss her energy, creativity and passion for our company, and wish her success in her future endeavors.”

“I’m extremely proud of what we’ve accomplished at HSNi and believe that the company is well positioned for the future. It has been an honor to work with such an inspired team over the past decade as we transformed the business to lead the future of boundaryless retail. With a focus on customer engagement, digital innovation, product excellence and immersive and community-oriented content, HSNi will be able to thrive in the modern retail environment, where consumers are looking for experiences and meaning,” Grossman said. “I want to thank our Board and our talented management team for their partnership and support, and look forward to working with them to ensure a seamless transition.”

HSNi has recently reaffirmed its strategy built around several priorities: driving customer acquisition, retention and spend; deepening digital penetration, which now accounts for over half of sales; advancing distributed commerce capabilities; continuing to develop its talent; and expanding its broad proprietary product portfolio.

“Our company today has more ways to engage and connect with our existing customers, and introduce new generations of consumers to our brands than at any time in its past,” Martinez said. “As we celebrate our 40th birthday, we have exciting new partnerships, a broad product portfolio and an innovative multi-platform approach to building deep connections and creating loyalty with our customers. Our strong management team looks forward to working with a new CEO to build upon HSNi’s leadership position in an evolving retail landscape and generate value for all of our stakeholders.”

Selected Preliminary First-Quarter Financial Results
HSNi also announced today net sales and earnings per share for the first quarter of 2017. Net sales were $785.4 million, a decrease of 4% compared to $816.8 million in the first quarter last year. Net sales decreased 1%, excluding the impact of divested businesses and leap year. In line with the company’s plan, diluted and adjusted earnings per share were $0.40 compared to $0.54 in the prior year. HSNi will release its complete first-quarter financial results on May 3, 2017 before the market opens. It will conduct a conference call at 9:00 a.m. Eastern Time to review the results.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries.  Forward-looking statements are based on management's current expectations and assumptions which may not prove to be accurate.  Forward-looking statements are not guarantees of performance or historical facts and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include but are not limited to: our ability to attract new and retain existing customers in a cost-effective manner; our exposure to intense competition and our ability to effectively compete for customers; changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; failure to attract and retain television viewers and secure a suitable programming tier of carriage and channel placement for the HSN television network programming; changes to international and national trade laws, regulations and policies (particularly those related to or restricting global trade) could significantly impair HSNi's profitability; interruption, lack of redundancy or difficulties implementing new or upgraded technology in our systems or infrastructure could affect our ability to broadcast, operate websites, process and fulfill transactions, respond to customer inquiries and/or maintain cost efficient operations; any technological or regulatory developments that could negatively impact the way we do business, including legislation or regulations regarding income taxes or sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized access or disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; changes in shipping and handling costs, particularly if we are unable to offset them; changes in consumer expectations towards reduced shipping charges and faster delivery times, particularly if we are unable to meet them; any material change in HSNi's business prospects and/or strategy, including whether HSNi's initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with litigation, audits, claims and assessments; risks associated with acquisitions including the ability to successfully integrate new businesses and achieve expected benefits and results; and the loss of any key member of our senior management team.  More information about potential factors that could affect HSNi's business and financial results is included in our filings with the U.S. Securities and Exchange Commission.  Other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate.  All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice.  Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release.  Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements.  Historical results should not be considered as an indication of future performance.

About HSN, Inc.
HSN, Inc. (Nasdaq:HSNI) is a $4 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches approximately 91 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Frontgate®, Garnet Hill®, Grandin Road® and Improvements®. Cornerstone distributes approximately 300 million catalogs annually, operates five separate digital sales sites and operates 17 retail and outlet stores.

Contacts:
Art Singleton (Analysts/Investors)
727-872-4941
art.singleton@hsn.net

Jill Kermes (Media)
727-872-4390
jill.kermes@hsn.net